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                                                                    EXHIBIT 10.1

                              SETTLEMENT AGREEMENT

                                     between

                       NETWORK HEALTHCARE HOLDINGS LIMITED
                                   ("Netcare")

                                       and

                      TSHEPO PHARMACEUTICALS (PTY) LIMITED
                                   ("Tshepo")

                       (collectively the "Tshepo Parties")

                                       and

                               BIOPURE CORPORATION
     (a company registered in Massachusetts in the United States of America)
                                   ("Biopure")




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1.         DEFINITIONS

           For the purposes of this Agreement:

1.1        "Affiliate"                        means any person controlling,
                                              controlled by or under common
                                              control with another person, where
                                              "person means any individual or
                                              entity (including but not limited
                                              to any company, corporation,
                                              partnership or unincorporated
                                              association). Affiliates of the
                                              Tshepo Parties shall include, but
                                              not necessarily be limited to
                                              Scanix Six (Pty) Ltd, Malesela
                                              Group (Pty) Ltd, Superbia Three
                                              (Pty) Ltd, Joe Madungandaba and
                                              Anna Mokgokong.

1.2        "the Action"                       means the court action instituted
                                              by Tshepo against Biopure in the
                                              Transvaal Provincial Division of
                                              the High Court of South Africa
                                              under case number 12450/2004.

1.3        "the Distribution Agreement"       means both the sole distributor
                                              agreement entered into between
                                              Netcare and Biopure on 31 July
                                              2000 and the amendment to that
                                              agreement entered into between
                                              Netcare, Biopure and Tshepo on 9
                                              March 2001.

1.4        "the Parties"                      means the signatories hereto, as
                                              well their Affiliates.

1.5        "the Product"                      means Hemopure being a medicine
                                              registered with the Medicines
                                              Control Council of the Republic of
                                              South Africa under reference
                                              number 34/30.4/0261

1.6        "the Registration"                 means the registration of the
                                              Product with the Medicines Control
                                              Council of the Republic of South
                                              Africa under reference number
                                              34/30.4/0261, as well as any
                                              pending or granted registrations
                                              in other African countries in
                                              respect of the Product.

1.7        "the Shares"                       means one million six hundred
                                              thousand shares of Biopure common
                                              stock.

2.         SETTLEMENT

           The Parties record that this agreement is in full and final settlement of all claims and disputes between them as set out in more detail in clause 6 hereof.

3.         BIOPURE OBLIGATIONS

3.1 Within 3 (three) days following the execution and delivery of this Agreement, Biopure shall pay to Netcare acting as agent on behalf of Tshepo the amount of US$ 250,000,00 (two hundred and fifty thousand US dollars), it being recorded that this payment is in respect of the settling of the claims in this Action.
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3.2        Within 5 (five) days following compliance by Tshepo of its obligations in terms of clause 4.1 hereof, Biopure shall cause the Shares to be issued and delivered to Tshepo or its nominees, it being recorded that the issue and delivery to Tshepo of the Shares is in consideration of the termination of the Distribution Agreement and being in fulfillment of Biopure's obligation, as previously agreed, to furnish stock options to Tshepo.


4.         OBLIGATIONS OF TSHEPO

4.1 Within 5 (five) days following a request in writing from Biopure after the compliance by Biopure of all its obligations in clause 3.1 hereof, Tshepo shall:

           4.1.1 execute and deliver all instruments and documents reasonably required and prepared by Biopure to effect transfer of the Registration to Biopure or its nominee;

           4.1.2 hand over to Biopure all correspondence with the Medicines Control Council and third parties, applications and dossiers for registration in other African countries, agreements, licenses, importation and distribution records, and other documents, in respect of the Product to Biopure.

           4.1.3 hand over to Biopure the original registration certificate and original dossier and amendments thereto in respect of the Registration.

4.2 Tshepo shall deliver a notice of withdrawal of the Action immediately following compliance by Biopure of its obligation in clause 3.1.


5.         THE DISTRIBUTION AGREEMENT

           The parties record that the Distribution Agreement terminated with effect from 1 June 2004.

6.         FULL SETTLEMENT AND RELEASE

6.1 Subject only to the provisions of clause 6 of this Settlement Agreement, the Tshepo Parties and their predecessors, successors, Affiliates and assigns (the "Tshepo Releasors") jointly and severally as the case may be, upon fulfilment by Biopure of its obligations in terms of clause 3 hereof, release and forever fully discharge Biopure and its predecessors, successors and assigns, as well as each of its and their respective officers, directors, agents, employees, attorneys, shareholders, parents, subsidiaries, predecessors, successors and assigns (collectively, the "Biopure Releasees") from any and all past, present and future payment obligations, adjustments, executions, offsets, dues, commissions, salvage, and from any and all actions including the Action, causes of action, claims, counterclaims, suits, debts, sums of money, accounts, covenants, contracts, agreements, promises, contribution, indemnification, damages, judgments, executions and demands whatsoever, at law, in equity or otherwise, which the Tshepo Releasors, or any of them, now or hereafter can, shall or may have against Biopure Releasees, or any of them, arising out of any act, omission, event or any other thing prior and up to the date of this Settlement Agreement, it being understood that the Parties have taken into account the possibility that each may hereafter discover facts in addition to those now known or suspected.

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6.2        Subject only to the provisions of clause 6 of this Settlement
           Agreement, Biopure and its predecessors, successors, Affiliates and assigns (the "Biopure Releasors"), jointly and severally as the case may be, upon fulfilment by Tshepo of its obligations in terms of clause 4 hereof, release and forever fully discharge each of the Tshepo Parties and their respective predecessors, successors and assigns, as well as each of their respective officers, directors, agents, employees, attorneys, shareholders, parents, subsidiaries, predecessors, successors and assigns (collectively, the "Tshepo Releasees") from any and all past, present and future payment obligations, adjustments, executions, offsets, dues, commissions, salvage, and from any and all actions, causes of action, claims, counterclaims, suits, debts, sums of money, accounts, covenants, contracts, agreements, promises, contribution, indemnification, damages, judgments, executions and demands whatsoever, at law, in equity or otherwise, which the Biopure Releasors, or any of them, now or hereafter can, shall or may have against Tshepo Releasees, or any of them, arising out of any act, omission, event or any other thing prior and up to the date of this Settlement Agreement, it being understood that the Parties have taken into account the possibility that each may hereafter discover facts in addition to those now known or suspected.



7.         GENERAL

7.1 This Agreement shall be interpreted in accordance with the laws of the Republic of South Africa without regard to principles of conflicts of law of any other jurisdiction.

7.2 Each of the Parties consents to the non-exclusive jurisdiction of the High Court of South Africa for all purposes under or pursuant to this Agreement and to all appeal courts therefrom.

7.3 None of the Parties shall be entitled to cede any of its rights or delegate any of its obligations in terms of this Agreement.

7.4 NO ADMISSIONS: Each of the Parties acknowledges and agrees that the negotiation, execution and the terms and conditions of this Settlement Agreement shall not be considered or deemed admissions by any Party concerning any claims, defences or counterclaims of any Party, and no past or present liability or wrongdoing on the part of any Party shall be implied by the same.

7.5 ENTIRE AGREEMENT: This Settlement Agreement constitutes the entire agreement by and between the Tshepo Parties and Biopure with respect to the subject matter hereof and supersedes any and all prior agreements or understandings concerning such subject matter. Without in any way limiting the generality of the foregoing sentence, each Party hereby acknowledges, represents and agrees that, in entering into this Settlement Agreement, such Party has not relied upon any statement, whether written or oral, other than those expressly set forth in this Settlement Agreement.

7.6 MISCELLANEOUS: No provision of this Settlement Agreement can be changed, waived, discharged or terminated except by an instrument in writing signed by each Party expressly referring to the provision of this Settlement Agreement to which such instrument relates. This Settlement Agreement may be executed simultaneously or in any number of actual or facsimile counterparts, each of which shall be deemed an original, and which together shall constitute one and the same instrument.

8.         REPRESENTATIONS & WARRANTIES:

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Each Party represents and warrants for itself:

8.1 it has not assigned or transferred, or purported to assign or transfer, to any person or entity any claim or cause of action released in clause 6 of this Settlement Agreement;

8.2 there are no liens, or claims of lien, or assignments in law or equity, or otherwise, of or against any of the claims or causes of action being released pursuant to clause 6 of this Settlement Agreement;

8.3 each is fully authorized and entitled to enter into this Settlement Agreement and every term hereof;

8.4 this Settlement Agreement is a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with the terms of this Settlement Agreement;

8.5 there are no pending agreements, transactions or negotiations by which any Party is bound that would render this Settlement Agreement or any part thereof void, voidable or unenforceable;

8.6 each of the Parties enters into this Settlement Agreement freely, without coercion, and based on each of the Parties' own judgment and not in reliance upon any representations or promises made by any of the other Parties, apart from those expressly set forth in this Settlement Agreement; and

8.7 each of the Parties has been represented by legal counsel in the negotiation and joint preparation of this Settlement Agreement, has received advice from legal counsel in connection with this Settlement Agreement and is fully aware of this Settlement Agreement's provisions and legal effect.




SIGNED at Sandton on 21 January 2005.

                                       For : NETWORK HEALTHCARE HOLDINGS LIMITED


                                             /s/ Michael Sacks
                                         ---------------------------------------
                                             Signatory :   I. Michael Sacks
                                             Capacity :    Chairman
                                             Authority :   Duly authorized



SIGNED at Sandton on 21 January 2005.

                                       For : TSHEPO PHARMACEUTICALS (PTY) LTD


                                             /s/ Michael Sacks
                                         ---------------------------------------
                                             Signatory :   I. Michael Sacks
                                             Capacity :    Authorized Signatory
                                             Authority :   Duly authorized


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SIGNED at Cambridge on January 21, 2005.

                                         For : BIOPURE CORPORATION


                                               /s/ Zafiris G. Zafirelis
                                         --------------------------------------
                                               Signatory :
                                               Capacity :
                                               Authority :